UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Booz Allen Hamilton Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Commencing on July 13, 2015, the Company sent the following to employees of the Company that participate in the Company’s Employee Stock Purchase Plan.

Employee-Stockholders,

Booz Allen Hamilton Holding Corporation will have its 2015 Annual Meeting of Stockholders on Thursday, July 30, at 8:00 a.m. in the Newman Auditorium in McLean (doors will open at 7:30am). As Booz Allen stockholders participating in our Employee Stock Purchase Plan, you should have received the formal “notice and access” card in the mail, and may have received more than one depending on how you obtained shares. If you did not receive the card in the mail, contact Susanna Patton in the Law Department (patton_susanna@bah.com).

Please follow the instructions on the notice and access card(s) to vote on the two items noted in our proxy this year: the election of four directors; and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016. These items will be briefly addressed at the annual meeting. I encourage you to vote at any time between now and the meeting at www.proxyvote.com by entering your boxed control number(s) shown on the notice and access card(s).

As employee-owners, I invite you to join us in person for the Annual Meeting, which we expect to be very brief, if you will be in McLean on July 30. For space planning purposes, please let Susanna know if you plan to attend.

Horacio

Commencing on July 13, 2015, the Company sent the following to the Executive Vice Presidents, Senior Vice Presidents and Vice Presidents of the Company.

Colleagues,

Booz Allen Hamilton Holding Corporation will have its 2015 Annual Meeting of Stockholders on Thursday, July 30, at 8:00 a.m. in the Newman Auditorium in McLean (doors will open at 7:30am). If you hold Booz Allen stock, you should have received the formal notice and access card in the mail, and may have received more than one depending on how you obtained shares. If you did not receive the card in the mail, contact Susanna Patton in the Law Department (patton_susanna@bah.com).

Please follow the instructions on the notice and access card(s) to vote on the two items noted in our proxy this year: the election of four directors; and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016. These items will be briefly addressed at the annual meeting. I encourage you to vote at any time between now and the meeting at www.proxyvote.com by entering your boxed control number(s) shown on the notice and access card(s).

If you hold only options, you will not receive a notice with access card. Unexercised options (whether vested or not) do not carry any voting rights. Only shares of Class A and E common stock owned as of the record date of June 8, 2015 have the right to vote.

As leaders and owners, you are welcome to join us in person for the Annual Meeting, which we expect to be very brief, if you will be in McLean on July 30. For space planning purposes, please let Susanna know if you plan to attend.

Horacio